EXECUTION COPY

EXHIBIT (h)(3)(iii)

AMENDMENT TO MASTER SUB-ADMINISTRATION

AGREEMENT (MUTUAL FUNDS)

This Amendment to the Master Sub-Administration Agreement (Mutual Funds) is made as of December 19, 2017 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”) and Transamerica Asset Management, Inc., a Florida corporation (the “Administrator”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Sub-Administrator and the Administrator entered into a Master Sub-Administration Agreement (Mutual Funds), dated and effective as of December 17, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.	Section 5 of the Agreement is hereby amended as follows:

(I)	The section entitled “Fund Administration Treasury Services” is amended by deleting subsections “a.” and “d.” in their entirety and replacing them with the following:

“a. Prepare for the review by designated officer(s) of the Administrator financial information regarding the Trust(s) that will be included in the Trust’s semi-annual and annual shareholder reports, and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;”

“d. Prepare for the review by designated officer(s) of the Administrator financial information required by Form N-1A, proxy statements and such other reports, forms or filings as may be mutually agreed upon;”

(ii)	A new section entitled “Fund Administration Form N-PORT and Form N-CEN Support Services” is hereby added immediately following the section entitled “Fund Administration Money Market Services” as follows:

“ll. The Sub-Administrator shall perform the services set forth in Schedule C to this Agreement.”

B.	New Schedule C to the Agreement (including Annex 1 thereto) is set forth as Exhibit 1 to this Amendment.

C.	The fourth paragraph of Section 6 is hereby amended and restated as follows:

“The Administrator will bear all expenses that are incurred in the operation of the Trusts and not specifically assumed by the Sub-Administrator. For the avoidance of doubt, Trust expenses not assumed by the Sub-Administrator include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form N-CSR, Form N-PORT, Form N-PX, Form N-MFP, Form N-CEN, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Sub-Administrator under this Agreement); cost of any services contracted for by the Administrator or any Trust directly from parties other than the Sub-Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of any Trust; costs of Preparation, printing, distribution and mailing, as applicable, of the Trusts’ Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Trusts’ tax returns, Form N-1A, Form N-CSR, Form N-PORT, Form N-PX, Form N-MFP and Form N-CEN, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.”

2.	Notwithstanding the first two sentences of Section 12.1 of the Agreement, the Administrator agrees to be bound to receive from Sub-Administrator the Form N-PORT and Form N-CEN Support Services and the other services as described in Schedule C attached hereto for at least twelve (12) months, with such twelve month period starting on the first day of the first required filing month for Form N-PORT. The parties further agree that the foregoing commitment will be deemed the “term” for the Form N-PORT and Form N-CEN Support Services and that following the expiration of such term, the Initial Term and Renewal Term provisions of Section 12 will apply to the Form N-PORT and Form N-CEN services in the same way as such provisions apply to all other services under the Agreement.

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3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Exhibit 1, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

4.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

5.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

TRANSAMERICA ASSET MANAGEMENT, INC., as Administrator

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as Sub-Administrator

By:
Name:	Andrew Erickson
Title:	Executive Vice President

SCHEDULE C

Fund Administration Form N-PORT (the “Form N-PORT Services”) and Form N-CEN (the “Form N-CEN Services”) Support Services (collectively, the “Form N-PORT and Form N-CEN Support Services”) and Quarterly Portfolio of Investments Services (collectively, with the Form N-PORT and Form N-CEN Support Services, and for purposes of this Schedule C, the “Services”)

(a)	Standard N-PORT and N-CEN Reporting Solution (Data and Filing):

•	Subject to the receipt of all required data, documentation, assumptions, information and assistance from the Administrator (including from any third parties with whom the Administrator will need to coordinate in order to produce such data, documentation, and information), the Sub-Administrator will use required data, documentation, assumptions, information and assistance from the Administrator, the Sub-Administrator’s internal systems and, in the case of Trusts not administered by the Sub-Administrator or its affiliates, third party Trust administrators or other data providers, including but not limited to Third Party Data (as defined below) (collectively, the “Required Data”) to perform necessary data aggregations (including any applicable aggregation of risk metrics) and calculations and prepare, as applicable: (i) a monthly draft Form N-PORT standard template for review and approval by the Administrator and (ii) annual updates of Form N-CEN for review and approval by the Administrator.

•	The Administrator acknowledges and agrees that it will be responsible for reviewing and approving each such draft N-PORT template and N-CEN update.

•	Following review and final approval by the Administrator of each such draft Form N-PORT template and N-CEN update, and at the direction of and on behalf of Administrator, the Sub-Administrator will (i) produce an .XML formatted file of the completed Form N-PORT and Form N-CEN and (ii) electronically submit such filing to the SEC.

The Form N-PORT Services will be provided to the Administrator with respect to each Trust and each Fund thereof as set forth in the attached Annex 1, which shall be executed by the Sub-Administrator and the Administrator. The Form N-CEN Services will be provided to each Trust and each Fund thereof as set forth in the attached Annex 1. Annex 1 may be updated from time to time upon the written request of the Administrator and by virtue of an updated Annex 1 that is signed by both parties.

(b)	Quarterly Portfolio of Investments Services:

•	Subject to the receipt of all Required Data, and as a component of the Form N-PORT and Form N-CEN Support Services, the Sub-Administrator will use such

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Required Data from the Administrator, the Sub-Administrator’s internal systems and other data providers to prepare a draft portfolio of investments (the “Portfolio of Investments”), compliant with GAAP, as of each Trust’s first and third fiscal quarter-ends.

•	Following review and final approval by the Administrator of each such draft Portfolio of Investments, and at the direction of and on behalf of the Administrator, the Sub-Administrator will attach each Portfolio of Investments to the first and third fiscal quarter-end N-PORT filing that is submitted electronically to the SEC.

(c)	Liquidity Risk Measurement Services: [Not applicable.]

Administrator Duties, Representations and Covenants in Connection with (i) Form N-PORT and Form N-CEN Support Services and (ii) Quarterly Portfolio of Investments Services.

The provision of the Services to the Administrator by the Sub-Administrator is subject to the following terms and conditions:

1.	The parties acknowledge and agree on the following matters:

The Services depend, directly or indirectly, on: (i) Required Data and (ii) information concerning the Trusts or their affiliates or any Fund, pooled vehicle, security or other investment or portfolio regarding which the Administrator or its affiliates provide services or is otherwise associated (“Administrator Entities”) that is generated or aggregated by the Sub-Administrator or its affiliates in connection with services performed on the Administrator’s behalf or otherwise prepared by the Sub-Administrator (“State Street Data,” together with Required Data and Third Party Data (as defined below), “Services-Related Data”). The Sub-Administrator’s obligations, responsibilities and liabilities with respect to any State Street Data used in connection with other services received by the Administrator shall be as provided in such respective other agreements between the Sub-Administrator or its affiliates and the Administrator relating to such other services (e.g., administration and/or custody services, etc.) from which the State Street Data is derived or sourced (“Other Administrator Agreements”). Nothing in this Agreement or any service schedule(s) shall limit or modify the Sub-Administrator’s or its affiliates’ obligations to the Administrator under the Other Administrator Agreements.

In connection with the provision of the Form N-PORT and Form N-CEN Support Services and Quarterly Portfolio of Investments Services by the Sub-Administrator, the Administrator acknowledges and agrees that it will be responsible for providing the Sub-Administrator with any information requested by the Sub-Administrator, including, but not limited to, the following:

(A) Arranging for the regular provision of all Required Data (including State Street Data, where applicable) and related information to the Sub-Administrator, in formats compatible with Sub-Administrator-provided data templates including, without

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limitation, Required Data and the information and assumptions required by the Sub-Administrator in connection with a Trust reporting profile and onboarding checklist, as it, or the information or assumptions required, may be revised at any time by the Sub-Administrator, in its discretion (collectively, the “Onboarding Checklist”) and such other forms and templates as may be used by the Sub-Administrator for such purposes from time to time, for all Trusts and Funds with respect to which services are provided under this Agreement, including but not limited to those to be reported on Form N-PORT and Form N-CEN (as determined by the Administrator), including, without limitation, arranging for the provision of data from the Administrator, its affiliates, third party administrators, prime brokers, custodians, and other relevant parties. If and to the extent that Required Data is already accessible to the Sub-Administrator (or any of its affiliates) in its capacity as Sub-Administrator to one or more Trusts, the Sub-Administrator and the Administrator will agree on the scope of the information to be extracted from the Sub-Administrator’s or any of its affiliate’s systems for purposes of the Sub-Administrator’s provision of Form N-PORT and Form N-CEN Support Services and Quarterly Portfolio of Investments Services, subject to the discretion of the Sub-Administrator, and the Sub-Administrator is hereby expressly authorized to use any such information as necessary in connection with providing the Form N-PORT and Form N-CEN Support Services and Quarterly Portfolio of Investments Services, hereunder; and

(B) Providing all required information and assumptions not otherwise included in Trust data and assumptions provided pursuant to Section 1(A) above, including but not limited to the Required Data, as may be required in order for the Sub-Administrator to provide the Services.

The following are examples of certain types of information that the Administrator is likely to be required to provide with respect to each Trust and Fund pursuant to Sections 1(A) and 1(B) above, and the Administrator hereby acknowledges and understands that the following categories of information are merely illustrative examples, are by no means an exhaustive list of all such required information, and are subject to change as a result of any amendments to Form N-PORT and Form N-CEN:

•	SEC filing classification of the Trusts (i.e., small or large filer);

•	Identification of any data sourced from third parties;

•	Identification of any securities reported as Miscellaneous; and

•	Any Explanatory Notes included in N-PORT Section E.

2. The Administrator acknowledges that it has provided to the Sub-Administrator all material assumptions used by the Administrator or that are expected to be used by the Administrator with respect to each Trust and Fund in connection with the completion of Form N-PORT and Form N-CEN and the provision of the Quarterly Portfolio of Investments Services, and that it has approved all material assumptions used by the Sub-Administrator in the provision of the Services prior to the first use of the Services. The Administrator will also be responsible for promptly notifying the Sub-Administrator of any changes in any such material assumptions

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previously notified to the Sub-Administrator by the Administrator or otherwise previously approved by the Administrator in connection with the Sub-Administrator’s provision of the Services. The Administrator acknowledges that the completion of Form N-PORT and Form N-CEN, and the provision of the Quarterly Portfolio of Investments Services, and the data required thereby, requires the use of material assumptions in connection with many different categories of information and data, and the use and/or reporting thereof, including, but not limited to the following:

•	Investment classification of positions;

•	Assumptions necessary in converting data extracts;

•	General operational and process assumptions used by the Sub-Administrator in performing the Services; and

•	Assumptions specific to the Trusts.

The Administrator hereby acknowledges and understands that the foregoing categories of information that may involve the use of material assumptions are merely illustrative examples of certain subject matter areas in relation to which the Administrator (and/or the Sub-Administrator on its behalf in connection with the Services) may rely on various material assumptions, and are by no means an exhaustive list of all such subject matter areas.

3. The Administrator acknowledges and agrees on the following matters:

(A) The Administrator has independently reviewed the Services (including, without limitation, the assumptions, market data, securities prices, securities valuations, tests and calculations used in the Services), and the Administrator has determined that the Services are suitable for its purposes with respect to the Trusts and Funds. None of the Sub-Administrator or its affiliates, nor their respective officers, directors, employees, representatives, agents or service providers (collectively, including the Sub-Administrator, “State Street Parties”) make any express or implied warranties or representations with respect to the Services or otherwise.

(B) The Administrator assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it and the Trusts and Funds. The Sub-Administrator is not providing, and the Services do not constitute, legal, tax, investment, or regulatory advice, or accounting or auditing services advice. Unless otherwise agreed to in writing by the parties to this Agreement, the Services are of general application and the Sub-Administrator is not providing any customization, guidance, or recommendations. Where the Administrator uses Services to comply with any law, regulation, agreement, or other Administrator obligation, the Sub-Administrator makes no representation that any Service complies with such law, regulation, agreement, or other obligation, and the Sub-Administrator has no obligation of compliance with respect thereto.

(C) The Administrator or any Trust may use the Services and any reports, charts, graphs, data, analyses and other results generated by the Sub-Administrator in connection with the Services and provided by the Sub-Administrator to the Administrator (“Materials”) (a) for the internal business purpose of the Administrator or such Trust relating to the applicable Service or (b) for submission to the U.S. Securities and Exchange Commission, as required, of a

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Form N-PORT template and a Form N-CEN update, including any Portfolio of Investments, if applicable. The Administrator or any Trust may also redistribute the Materials, or an excerpted portion thereof, to its investment managers, investment advisers, agents, clients, investors or participants, as applicable, that have a reasonable interest in the Materials in connection with their relationship with the Administrator or such Trust (each a “Permitted Person”); provided, however, (i) that neither the Administrator nor any Trust may charge a fee, profit, or otherwise benefit from the redistribution of Materials to Permitted Persons, (ii) data provided by third party sources such as but not limited to market or index data (“Third Party Data”) contained in the Materials may not be redistributed other than Third Party Data that is embedded in the calculations presented in the Materials and not otherwise identifiable as Third Party Data, except to the extent the Administrator has separate license rights with respect to the use of such Third Party Data, or (iii) neither the Administrator nor any Trust may use the Services or Materials in any way to compete or enable any third party to compete with the Sub-Administrator. No Permitted Person shall have any further rights of use or redistribution with respect to, or any ownership rights in, the Materials or any excerpted portion thereof.

Except as expressly provided in this Section 3(C), the Administrator, each Trust and Fund, any of their affiliates, or any of their respective officers, directors, employees, investment managers, investment advisers, agents or any other third party, including any client of, or investor or participant in any Trust or Fund or any Permitted Persons (collectively, including the Administrator, “Administrator Parties”), may not directly or indirectly, sell, rent, lease, license or sublicense, transmit, transfer, distribute or redistribute, disclose display, or provide, or otherwise make available or permit access to, all or any part of the Services or the Materials (including any State Street Data or Third Party Data contained therein), except with respect to Third Party Data to the extent the Administrator has separate license rights with respect to the use of such Third Party Data. Without limitation, Administrator Parties shall not themselves nor permit any other person to in whole or in part (i) modify, enhance, create derivative works, reverse engineer, decompile, decompose or disassemble the Services or the Materials; (ii) make copies of the Services, the Materials or portions thereof; (iii) secure any source code used in the Services, or attempt to use any portions of the Services in any form other than machine readable object code; (iv) commercially exploit or otherwise use the Services or the Materials for the benefit of any third party in a service bureau or software-as-a-service environment (or similar structure), or otherwise use the Services or the Materials to perform services for any third party, including for, to, or with consultants and independent contractors; or (v) attempt any of the foregoing or otherwise use the Services or the Materials for any purpose other than as expressly authorized under this Agreement.

(D) The Administrator shall limit the access and use of the Services and the Materials by any Administrator Parties to a need-to-know basis and, in connection with its obligations under this Agreement, the Administrator shall be responsible and liable for all acts and omissions of any Administrator Parties.

(E) The Services, the Materials and all confidential information of the Sub-Administrator (as confidential information is defined in the Agreement and other than Third

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Party Data and Required Data), are the sole property of the Sub-Administrator. The Administrator and Trusts have no rights or interests with respect to all or any part of the Services, the Materials or the Sub-Administrator’s confidential information, other than their use and redistribution rights expressly set forth in Section 3(C) herein. The Administrator, for itself and on behalf of the Trusts and Funds, automatically and irrevocably assigns to the Sub-Administrator any right, title or interest that it has, or may be deemed to have, in the Services, the Materials or the Sub-Administrator’s confidential information, including, for the avoidance of doubt and without limitation, any Administrator Party feedback, ideas, concepts, comments, suggestions, techniques or know-how shared with the Sub-Administrator (collectively, “Feedback”) and the State Street Parties shall be entitled to incorporate any Feedback in the Services or the Materials or to otherwise use such Feedback for its own commercial benefit without obligation to compensate the Administrator or any Trust.

(F) The Sub-Administrator may rely on Services-Related Data used in connection with the Services without independent verification. Services-Related Data used in the Services may not be available or may contain errors, and the Services may not be complete or accurate as a result.

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ANNEX I

TRANSAMERICA ASSET MANAGEMENT, INC.

Further to the Amendment dated as of December 19, 2017, to the Master Sub-Administration Agreement dated as of December 17, 2012, between Transamerica Asset Management, Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub-Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Trusts and/or Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
TRANSAMERICA FUNDS	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Transamerica International Equity Opportunities

Transamerica International Small Cap

Transamerica International Small Cap Value

Transamerica Large Cap Value

Transamerica Large Core

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Long/Short Strategy

Transamerica Managed Futures Strategy

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Multi-Cap Growth

Transamerica Multi-Managed Balanced

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Short-Term Bond

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

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Transamerica Strategic High Income Transamerica Total Return Transamerica Unconstrained Bond Transamerica US Growth

TRANSAMERICA SERIES TRUST	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Transamerica Legg Mason Dynamic Allocation - Balanced VP Transamerica Legg Mason Dynamic Allocation - Growth VP

Transamerica Levin Large Cap Value VP

Transamerica Madison Balanced Allocation VP

Transamerica Madison Conservative Allocation VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Multi-Managed Balanced VP

Transamerica Multi-Manager Alternative Strategies VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation -Conservative VP

Transamerica QS Investors Active Asset Allocation -Moderate Growth VP

Transamerica QS Investors Active Asset Allocation - Moderate VP

Transamerica Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica Torray Concentrated Growth VP

Transamerica TS&W International Equity VP

Transamerica U.S. Equity Index VP

Transamerica WMC US Growth II VP

Transamerica WMC US Growth VP

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TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
Transamerica Asset Allocation - Intermediate Horizon Subaccount Transamerica Asset Allocation - Intermediate/Long Horizon Subaccount Transamerica Asset Allocation - Short Horizon Subaccount

Form N-CEN Services

TRANSAMERICA FUNDS

TRANSAMERICA SERIES TRUST

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

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IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

TRANSAMERICA ASSET MANAGEMENT, INC.	STATE STREET BANK AND TRUST COMPANY

By:		By:
	Name:		Name:
	Title:		Title:
	Address:		Address:

	Date:		Date:

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